UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

Sunshine Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street Plant City, Florida		33563
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 752-6193

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 31, 2016, Sunshine Bancorp, Inc. (the “Company”) completed its acquisition of FBC Bancorp, Inc. (“FBC”) and its wholly owned bank subsidiary, Florida Bank of Commerce, pursuant to a previously announced agreement and plan of merger dated May 9, 2016 (the “Merger Agreement”) whereby FBC merged with and into the Company and Florida Bank of Commerce merged with and into the Company’s wholly owned bank subsidiary, Sunshine Bank (“Bank”), each effective as of October 31, 2016 (the “Merger”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of FBC common stock (other than dissenting shares) issued and outstanding immediately prior to the Effective Time (other than treasury stock and shares of FBC common stock owned directly by the Company, FBC, or any of their respective subsidiaries) was converted into the right to receive 0.88 shares of the common stock of the Company.

Item 5.02    Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dana Kilborne.

In connection with the Merger, on October 31, 2016, the Company and Bank entered into an employment agreement with Dana Kilborne to serve as an Executive Vice President of the Company and Co-President and Chief Banking Officer of the Bank (the “Employment Agreement”). A description of the material terms and conditions of the Employment Agreement is set forth in the Definitive Joint Proxy Statement/Prospectus filed by the Company on September 6, 2016 under caption “THE MERGER- Interests of FBC’s Executive Officers and Directors in the Merger- Entry Into Executive Employment Agreement”.

Approval of Option Amendment Agreements.

In connection with the Merger Agreement and effective as of October 31, 2016, the Company adopted option amendment agreements (“Option Amendment Agreements”) for holders of FBC stock options (“FBC Options”).

As a result of the Option Amendment Agreements, each holder of FBC Options will now be entitled to acquire shares of the Company’s common stock, with each such amended option entitling the holder to purchase a number of shares of the Company’s common stock equal to (i) the number of shares of FBC common stock that had been issuable under their FBC Option, multiplied by (ii) 0.88 (the exchange ratio in the Merger), with the per share exercise price equal to (1) the per-share exercise price in their FBC Option, divided by (2) 0.88. In addition, for those FBC employees whose employment will terminate as of the Merger, their Option Amendment Agreements shall grant the holder thirty (30) days to exercise his or her option after termination of his or her employment. The foregoing description of the Option Amendment Agreements is qualified in its entirety by reference to the form of FBC Option, as amended by Option Amendment Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 5.02.

Appointment of Members to Board Committees.

The following persons were recently appointed to the Executive Committee of the Company’s Board of Directors for the 2016-2017 year: Ray H. Rollyson Jr., Malcolm Kirschenbaum, W. D. McGinnes Jr., Andrew S. Samuel, D. William Morrow, Will Weatherford, and Sal A. Nunziata.

The following persons were recently appointed to the Compensation Committee of the Company’s Board of Directors for the 2016-2017 year: Joe E. Newsome, Chair, Will Weatherford, and Malcolm Kirschenbaum.

The following persons were recently appointed to the Enterprise Risk Committee of the Company’s Board of Directors for the 2016-2017 year: William E. Pommerening, Chair, James T. Swann, and Dana S. Kilborne.

The following persons were recently appointed to the Corporate Governance Committee of the Company’s Board of Directors for the 2016-2017 year: D. William Morrow, Chair, George Parmer, and Andrew S. Samuel.

The following persons were recently appointed to the Audit Committee of the Company’s Board of Directors for the 2016-2017 year: W. D. McGinnes Jr., Chair, Marion M. Smith, Sal A. Nunziata, and Kenneth Compton.

Item 8.01    Other Events.

Issuance of Press Release.

On November 1, 2016, the Company issued a press release announcing the completion of the Merger. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The FBC selected consolidated financial and other data as of December 31, 2015 and for each of the years in the five years ended December 31, 2015 contained in pages 18 and 19 of Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-212209) (the “Registration Statement”) were previously filed and are incorporated herein by this reference.

The FBC selected consolidated financial and other data as of June 30, 2016 and 2015 contained in pages 18 and 19 of the Registration Statement were previously filed and are incorporated herein by this reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information of the Company and FBC as of and for the six months ended June 30, 2016 and for the year ended December 31, 2015 contained in pages 20 through 23 of the Registration Statement were previously filed and are incorporated herein by this reference.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated May 9, 2016 by and among Sunshine Bancorp, Inc., Sunshine Bank, FBC Bancorp, Inc., and Florida Bank of Commerce (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 9, 2016, and incorporated herein by this reference).

10.1	Employment Agreement between Sunshine Bancorp, Inc., Sunshine Bank and Dana Kilborne.

10.2	Form of FBC Option, as amended by Option Amendment Agreement.

99.1	Press Release of Sunshine Bancorp, Inc., dated November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.

By:	/s/ John D. Finley
Name: John D. Finley
	Title:	Executive Vice President and Chief Financial Officer

Date: November 1, 2016

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